EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
DECLARES A $0.15/SHARE QUARTERLY DIVIDEND
          (Fort Smith, Arkansas, January 24, 2008) – The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of fifteen cents ($0.15) per share to holders of record of its Common Stock, $0.01 par value, on February 7, 2008, payable on February 21, 2008.
          Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281 Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE